                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            United Television, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[UNITED TELEVISION, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 1999

To the Stockholders of
  UNITED TELEVISION, INC.:

     The annual meeting of the stockholders of United Television, Inc. ("UTV") will be held at The Pan Pacific Hotel, 500 Post Street, San Francisco, California 94102, on May 3, 1999, at 4:00 P.M., for the purpose of considering and acting upon the following matters:

          (1) Election of directors.

          (2) Adoption of the 1999 Stock Option Plan.

          (3) Ratification of the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as auditors of UTV for the year ending December 31, 1999.

          (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. Arrangements have been made for interested stockholders to visit our San Francisco station, KBHK, after the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to UTV in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: Beverly Hills, California
       March 31, 1999
                                              By Order of the Board of
       Directors,

                                              GARTH S. LINDSEY, Secretary

132 S. Rodeo Drive

Fourth Floor
Beverly Hills,
California 90212-2425
310-281-4844

                            UNITED TELEVISION, INC.
                        132 S. RODEO DRIVE, FOURTH FLOOR
                      BEVERLY HILLS, CALIFORNIA 90212-2425
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of UTV for use at the annual meeting of stockholders on May 3, 1999 and at any adjournment thereof. March 31, 1999 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

     As of March 12, 1999, the record date for the meeting, UTV had outstanding 9,416,333 shares of Common Stock, each of which entitles the record holder thereof on such date to one vote on each matter presented at the meeting. The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

     The presence at the meeting in person or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meeting. Abstentions and broker non-votes have no effect on the proposals being acted upon.

     The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

     The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of John C. Siegel and Evan C Thompson as directors until the third annual meeting following the May 3, 1999 meeting and until their respective successors are elected and qualified. Information with respect to each such nominee, as well as the seven present directors whose terms of office expire at the first or second annual meeting following the May 3, 1999 meeting, is set forth below:

                                                                                AGE,        HAS SERVED
                           OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 28,    AS DIRECTOR
          NAME                     AND CERTAIN OTHER DIRECTORSHIPS              1999           SINCE
          ----             ----------------------------------------------   ------------    -----------
                                     NOMINEES FOR THREE-YEAR TERM
John C. Siegel...........  Chairman of the Board, UTV, and President, UTV        46            1981
                           of San Francisco, Inc. ("UTV-SF")(1); Senior
                             Vice President, Chris-Craft Industries, Inc.
                             ("Chris-Craft")(2); Director, Chris-Craft and
                             BHC Communications, Inc. ("BHC")(3)

Evan C Thompson..........  President and Chief Executive Officer, UTV;           56            1983
                           Executive Vice President, Chris-Craft, and
                             President, Television Division; Director,
                             Chris-Craft

                                                                                AGE,        HAS SERVED
                           OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 28,    AS DIRECTOR
          NAME                     AND CERTAIN OTHER DIRECTORSHIPS              1999           SINCE
          ----             ----------------------------------------------   ------------    -----------
                             INCUMBENT DIRECTORS--TWO-YEAR REMAINING TERM
John L. Eastman..........  Partner, Eastman & Eastman, New York City law         59            1985
                           firm; Director, BHC

James D. Hodgson.........  Director, eight mutual funds of Alliance              83            1981
                           Capital Management Corp., American Health
                             Properties, Inc., and ARA Services, Inc.;
                             former Secretary of Labor and United States
                             Ambassador to Japan

Herbert J. Siegel........  Chairman of the Board and President,                  70            1981
                           Chris-Craft; Chairman of the Board and Chief
                             Executive Officer, BHC

                             INCUMBENT DIRECTORS--ONE-YEAR REMAINING TERM
Lawrence R. Barnett......  Vice Chairman, UTV; Director, Consultant and          85            1981
                           retired Executive Vice President, Chris-Craft

Norman Perlmutter........  Chairman of the Board, Heitman Financial Ltd.,        65            1988
                           real estate financial services; Director,
                             Chris-Craft, Horizon Group Properties, Inc.,
                             and Prime Retail, Inc.
Howard F. Roycroft.......  Of Counsel, Hogan & Hartson, Washington, D.C.         68            1982
                           law firm

Rocco C. Siciliano.......  Consultant; Chairman, Eisenhower World Affairs        77            1984
                           Institute

---------------
     (1) UTV-SF, a wholly owned subsidiary of UTV, owns television station KBHK in San Francisco.

     (2) Chris-Craft is principally engaged in the television broadcasting business, through its subsidiary BHC.

     (3) BHC, the parent of UTV, is principally engaged in the television broadcasting business.

     The principal occupation of each of the directors for the past five years is stated in the foregoing table. In case a nominee shall become unavailable for election, which is not expected, it is intended that the proxy solicited hereby will be voted for whomever the present Board of Directors shall designate to fill such vacancy.

     John C. Siegel is a son of Herbert J. Siegel. Laurey J. Barnett, UTV Vice President and Director of Programming, is the daughter of Lawrence R. Barnett.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     UTV has established standing audit and compensation committees to assist the Board of Directors in discharging its responsibilities. UTV has no nominating committee.

     The Audit Committee reviews UTV's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate UTV financial personnel and independent accountants in connection with these reviews. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in auditing the corporate accounts. The independent accountants periodically meet with the Audit Committee and have access to the Committee at any time. The Committee held two meetings during 1998. Its members are Messrs. Hodgson, Roycroft, and Siciliano.

     The Compensation Committee assists the Board in determining the compensation of UTV officers. The Compensation Committee held no meetings during 1998. Its members are Messrs. Hodgson, Perlmutter and Siciliano. The Board Compensation Committee Report on Executive Compensation appears on page 8.

     UTV's Board of Directors held five meetings during 1998.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The management of UTV has been informed that, as of February 28, 1999, the persons and groups identified in Table I below, including all directors, nominees for director, executive officers and all owners known to UTV of more than 5% of its Common Stock, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of UTV Common Stock reflected in such table. Except as reflected in Tables II and III, as of February 28, 1999, each director or executive officer of UTV disclaims beneficial ownership of securities of any parent or subsidiary of UTV. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the tables.

                  I.  BENEFICIAL OWNERSHIP OF UTV COMMON STOCK

                                                                 NUMBER       PERCENT
                      BENEFICIAL OWNER                        OF SHARES(1)    OF CLASS
                      ----------------                        ------------    --------
Laurey J. Barnett(2)........................................        29,105         *
Lawrence R. Barnett.........................................         4,000         *
John L. Eastman.............................................        10,500         *
James D. Hodgson(3).........................................         3,000         *
Garth S. Lindsey(4)(5)......................................        46,396         *
Thomas L. Muir(6)...........................................        11,432         *
Norman Perlmutter...........................................        10,500         *
Howard F. Roycroft(7).......................................        11,800         *
Rocco C. Siciliano..........................................         5,000         *
Herbert J. Siegel...........................................            --        --
John C. Siegel(4)...........................................       239,821       2.5%
Evan C Thompson(4)..........................................        35,000         *
All UTV directors and executive officers as a group,
  including those named above (12 persons)(4)...............       370,255       3.9%
Chris-Craft Industries, Inc.................................     5,509,027      58.5%
  (through BHC Communications, Inc., a majority owned
     subsidiary)
     767 Fifth Avenue, New York, New York 10153
Gabelli Funds, Inc., Gabelli Securities, Inc.,
  GAMCO Investors, Inc., Gabelli & Company, Inc., Gemini
Capital
  Management Ltd. and Mario J. Gabelli
     One Corporate Center, Rye, New York 10580(8)...........     1,410,274      15.0%

---------------
      *  Less than 1%.

     (1) Includes with respect to the following directors the indicated numbers of shares issuable on exercise of options previously granted under the 1995 Director Stock Option Plan or to be granted thereunder immediately following the 1999 annual meeting of stockholders: Lawrence R. Barnett, 4,000; John L. Eastman, 10,000; James D. Hodgson, 2,000; Norman Perlmutter, 8,500; Howard F. Roycroft, 11,500; Rocco C. Siciliano, 4,000.

     (2) Ownership includes 24,000 shares issuable pursuant to currently exercisable stock options.

     (3) Voting and investment power are shared with the director's wife as to 1,000 shares.

     (4) As of January 1, 1999, (a) the Trustee of the Chris-Craft/UTV Employees' Stock Purchase Plan (the "Stock Purchase Plan") held 228,821 shares of UTV Common Stock (representing 2.4% of the outstanding shares at February 28,
1999), and (b) the Trustees under the UTV Profit Sharing Plan (the "Profit Sharing Plan") held 10,000 shares of UTV Common Stock (representing less than 1% of the

                                                  (Notes continued on next page)
outstanding shares at February 28, 1999). A committee appointed by the Board of Directors of Chris-Craft to administer the Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. John C. Siegel, another Chris-Craft director and another Chris-Craft executive officer are the members of the committee administering the Stock Purchase Plan, and Garth S. Lindsey, John C. Siegel, and Evan C Thompson are the Trustees of the Profit Sharing Plan. The numbers of shares set forth in the table with respect to each executive officer, other than John C. Siegel, include, with respect to the Stock Purchase Plan, only shares vested as of January 1, 1999. The numbers of shares set forth with respect to all UTV directors and executive officers as a group include all shares held in the Stock Purchase Plan and the Profit Sharing Plan as of January 1, 1999, and the numbers of shares set forth respecting the named members of the Stock Purchase Plan Committee and the Trustees of the Profit Sharing Plan include the respective numbers of shares held in those plans as of such date.

      (5) Ownership includes 27,000 shares issuable pursuant to currently exercisable stock options. Voting power and disposition power is shared with the executive officer's wife as to 629 shares held in a family trust.

      (6) Ownership includes 8,000 shares issuable pursuant to currently exercisable stock options.

      (7) Ownership includes 200 shares owned by the Howard F. Roycroft Pension Trust.

      (8) Voting power is disclaimed as to 29,000 shares. Information is furnished in reliance on Amendment No. 16 to Schedule 13D of the named owners dated January 7, 1998, filed with the SEC.

                 II.  BENEFICIAL OWNERSHIP OF CHRIS-CRAFT STOCK

                                         $1.40 CONVERTIBLE        CLASS B COMMON
                                       PREFERRED STOCK(1)(2)      STOCK(1)(2)(3)       COMMON STOCK(2)(4)
                                       ---------------------   --------------------   ---------------------
                                        NUMBER      PERCENT     NUMBER     PERCENT      NUMBER     PERCENT
          BENEFICIAL OWNER             OF SHARES    OF CLASS   OF SHARES   OF CLASS   OF SHARES    OF CLASS
          ----------------             ---------    --------   ---------   --------   ----------   --------
Laurey J. Barnett....................        --         --            --       --         14,102        *
Lawrence R. Barnett(5)...............    50,654      21.5%     1,483,457    16.1%      2,093,708     7.9%
John L. Eastman......................        --         --            --       --             --       --
James D. Hodgson.....................        --         --            --       --             --       --
Garth S. Lindsey.....................        --         --            --       --            218        *
Thomas L. Muir.......................        --         --            --       --             --       --
Norman Perlmutter(6).................        --         --         6,432        *         54,832        *
Howard F. Roycroft...................        --         --            --       --             --       --
Rocco C. Siciliano...................        --         --            --       --             --       --
Herbert J. Siegel(7).................   142,569      60.5%     4,730,918    41.8%      6,731,912    21.6%
John C. Siegel(8)....................       246          *       932,207    11.5%      1,665,180     6.5%
Evan C Thompson(9)...................       130          *       734,601     9.1%      1,497,914     5.9%
All UTV directors and executive
  officers
  as a group, including those named
  above (12 persons)(10).............   193,469      82.1%     7,395,309    59.3%     10,845,664    31.2%

---------------
      *  Less than 1%.

     (1) Each share of Chris-Craft $1.40 Convertible Preferred Stock is convertible into 11.28894 shares of Chris-Craft Common Stock and 22.57786 shares of Chris-Craft Class B Common Stock, except that if such share of Chris-Craft $1.40 Convertible Preferred Stock was transferred after November 10, 1986 other than to a Permitted Transferee, as defined in Chris-Craft's certificate of incorporation, such share is convertible into 33.86680 shares of Chris-Craft Common Stock. Each share of Chris-Craft Class B Common Stock is convertible into one share of Chris-Craft Common Stock.

                                                  (Notes continued on next page)

     (2) At January 1, 1999, the Trustee of the Stock Purchase Plan held 363,600 shares of Chris-Craft Class B Common Stock, 644,261 shares of Chris-Craft Common Stock and 246 shares of Chris-Craft $1.40 Convertible Preferred Stock (representing 4.5%, 2.6% and less than 1% of the outstanding shares of the respective classes at February 28, 1999). The numbers of shares set forth in the table with respect to each executive officer, other than John C. Siegel, include, with respect to the Stock Purchase Plan, only shares vested at January 1, 1999. The numbers of shares set forth in the table with respect to John C. Siegel and all directors and executive officers as a group include all shares held in the Stock Purchase Plan as of January 1, 1999. If, at February 28, 1999, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Stock Purchase Plan at January 1, 1999 had been converted, and the Chris-Craft Class B Common Stock issuable upon such conversion had been added to the Chris-Craft Class B Common Stock then held in the Stock Purchase Plan, the shares of Chris-Craft Class B Common Stock held in the Stock Purchase Plan would represent 4.6% of the Chris-Craft Class B Common Stock that would have been outstanding; if, at February 28, 1999, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Stock Purchase Plan at January 1, 1999 had been converted, the Chris-Craft Class B Common Stock then held in the Stock Purchase Plan or issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock held in the Stock Purchase Plan also had been converted, and the Chris-Craft Common Stock issuable upon such conversions had been added to the Chris-Craft Common Stock then held in the Stock Purchase Plan, the shares of Chris-Craft Common Stock held in the Stock Purchase Plan would represent 4.1% of the Chris-Craft Common Stock that would have been outstanding.

     (3) Includes shares of Chris-Craft Class B Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

     (4) Includes shares of Chris-Craft Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock and the Chris-Craft Class B Common Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

     (5) Ownership includes 34,764 shares of Chris-Craft Common Stock issuable on exercise of options previously granted under Chris-Craft's 1994 Director Stock Option Plan or to be granted thereunder immediately following Chris-Craft's 1999 annual meeting of stockholders.

     (6) Ownership includes 34,764 shares of Chris-Craft Common Stock issuable on exercise of options previously granted under Chris-Craft's 1994 Director Stock Option Plan or to be granted thereunder immediately following Chris-Craft's 1999 annual meeting of stockholders.

     (7) Ownership includes 337,652 shares of Chris-Craft Common Stock issuable pursuant to a currently exercisable stock option and excludes 69,959 shares of Chris-Craft Class B Common Stock owned by Mr. Siegel's wife and 36,613 shares of Class B Chris-Craft Common Stock held by her as trustee.

     (8) Ownership includes 56,271 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options.

     (9) Ownership includes 225,098 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options and 14,210 shares of Chris-Craft Common Stock held by the Evan C Thompson Foundation.

   (10) Ownership includes all shares held in the Stock Purchase Plan as of January 1, 1999 (see Note 2). Of the shares held in the Stock Purchase Plan, 116 shares of Chris-Craft $1.40 Convertible Preferred Stock, 228,210 shares of Chris-Craft Class B Common Stock and 555,057 shares of Chris-Craft Common Stock were held for the accounts of employees other than directors or executive officers of UTV.

             III.  BENEFICIAL OWNERSHIP OF BHC CLASS A COMMON STOCK

                                                                 NUMBER
                      BENEFICIAL OWNER                        OF SHARES(1)
                      ----------------                        ------------
Laurey J. Barnett...........................................       --
Lawrence R. Barnett.........................................       --
John L. Eastman.............................................       --
James D. Hodgson............................................       --
Garth S. Lindsey............................................       --
Thomas L. Muir..............................................       --
Norman Perlmutter...........................................       --
Howard F. Roycroft..........................................       --
Rocco C. Siciliano..........................................       --
Herbert J. Siegel...........................................      229
John C. Siegel..............................................       --
Evan C Thompson.............................................       --
All UTV directors and executive officers as a group,
  including
  those named above (12 persons)(2).........................      229

---------------
     (1) Each amount shown represents less than 1% of the class.

EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation paid to the individuals indicated therein for services rendered in all capacities to UTV and its subsidiaries during the three years ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                             ANNUAL COMPENSATION(1)      SECURITIES
                                             -----------------------     UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)    BONUS ($)     OPTIONS(#)     COMPENSATION($)
    ---------------------------      ----    ----------    ---------    ------------    ---------------
Evan C Thompson(2).................  1998           0             0            --               --
  President and Chief Executive      1997           0             0            --               --
  Officer                            1996           0             0            --               --
Garth S. Lindsey...................  1998     180,000       170,000            --           32,607(3)
  Executive Vice President, Chief    1997     175,000       180,000            --           54,104
  Financial Officer and Secretary    1996     160,000       180,000        12,000           52,925
Laurey J. Barnett..................  1998     180,000       155,000            --           30,124(4)
  Vice President and                 1997     175,000       165,000            --           28,531
  Director of Programming            1996     160,000       165,000        12,000           27,422
Thomas L. Muir.....................  1998     120,000        98,000            --           10,095(5)
  Treasurer and Controller           1997     116,000       104,000            --           18,391
                                     1996     106,000       104,000         8,000           27,807

---------------
     (1) Excludes automobile allowance of $800 per month paid to Messrs. Lindsey and Muir and Ms. Barnett, and perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of total annual salary and bonus reported for the named person.

                                                  (Notes continued on next page)

     (2) Mr. Thompson receives no regular compensation from UTV and received no compensation from UTV between 1996 and 1998. Since 1986, UTV has paid Chris-Craft a management fee at the rate of $400,000 per year, which fee was determined by agreement between Chris-Craft and UTV, primarily for the executive management services of certain Chris-Craft senior officers to UTV. Beginning with 1994, UTV has also paid BHC subsidiary KCOP Television, Inc. a management fee, which was $1,750,000 in 1996, $1,750,000 in 1997 and $1,950,000 in 1998 to
reimburse KCOP for expenses incurred, attributable to the compensation and related expense paid by KCOP to its executive and support staff for the portion of their services which constitutes executive management services to UTV. Chairman's and directors fees otherwise payable to Messrs. Herbert J. Siegel, John C. Siegel, and Lawrence R. Barnett are paid to Chris-Craft. See Certain Relationships and Related Transactions.

     (3) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $14,656 with respect to the Stock Purchase Plan and $17,948 with respect to the Profit Sharing Plan.

     (4) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $13,544 with respect to the Stock Purchase Plan and $16,580 with respect to the Profit Sharing Plan.

     (5) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $4,547 with respect to the Stock Purchase Plan and $5,548 with respect to the Profit Sharing Plan.

     The following table sets forth information concerning each exercise of stock options during 1998 by each of the named individuals, along with the year-end value of unexercised options. No option was granted to any executive officer during 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   -----------   -----------   -------------   -----------   -------------
Evan C Thompson..........           0                0            0              0                0             0
Garth S. Lindsey.........           0                0       23,000          4,000        1,130,500       104,000
Laurey J. Barnett........           0                0       20,000          4,000          946,000       104,000
Thomas L. Muir...........       4,000          213,738        5,332          2,668          138,632        69,368

     The following table illustrates the annual pension benefit that would be payable by UTV (including benefits payable under the Benefit Equalization Plan) upon retirement at age 65 in 1999 to a person in specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

     Annual pension benefit payable as a life annuity with five years of payments guaranteed.

                                                                YEARS OF SERVICE
                                               ---------------------------------------------------
                COMPENSATION                     15         20         25         30         35
                ------------                   -------   --------   --------   --------   --------
$125,000.....................................  $34,525   $ 46,033   $ 57,541   $ 57,541   $ 57,541
 150,000.....................................   42,025     56,033     70,041     70,041     70,041
 175,000.....................................   49,525     66,033     82,541     82,541     82,541
 200,000.....................................   57,025     76,033     95,041     95,041     95,041
 225,000.....................................   64,525     86,033    107,541    107,541    107,541
 250,000.....................................   72,025     96,033    120,041    120,041    120,041
 300,000.....................................   87,025    116,033    145,041    145,041    145,041
 350,000.....................................  102,025    136,033    170,041    170,041    170,041
 400,000.....................................  117,025    156,033    195,041    195,041    195,041
 450,000.....................................  132,025    176,033    220,041    220,041    220,041

     Benefits under UTV Employees' Retirement Plan generally are payable to plan participants on or after age 65. The benefit is calculated as 1.4% of Final Average Compensation not in excess of the individual's Covered Compensation plus 2% of Final Average Compensation in excess of the individual's Covered Compensation multiplied by all years of service not greater than 25 years. Covered Compensation is the average of the Social Security wage bases during the 35 year period ending with the year of the individual's Social Security retirement age. "Final Average Compensation" is the average monthly compensation paid to a participant during the five consecutive calendar years during which such average is highest. Compensation is defined as all compensation, including such items as overtime pay and bonuses, but excluding any amounts paid as contributions to any employee benefit plan or reimbursement for business expenses.

     The credited years of service under the Retirement Plan at February 28, 1999 were: Garth S. Lindsey, 23 years; Laurey J. Barnett, 14 years; Thomas L. Muir, 22 years.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Salaries for 1998 for the executive officers named in the Summary Compensation Table were fixed by the Board of Directors, upon recommendation of the Compensation Committee, at the end of the prior fiscal year, based on a subjective perception of salaries paid by comparable companies for comparable positions, and their bonuses were based on subjective assessments of the executive officers' success at fulfilling the duties and responsibilities of their respective positions and the particular tasks assigned to them. The Compensation Committee generally adopts recommendations of the Chairman and the CEO, who base their recommendations on past salary levels and their perception of the quality of the respective performances of the executive officers and attempt to match total base salaries and bonuses with their perception of compensation levels at a small number of entertainment companies of which they have knowledge and which they consider comparable to UTV. The Chairman and the CEO assess executive officer performance in terms of normal responsibilities, assumption of extra responsibilities and additional work related to special projects. No relative weight was assigned to any of the foregoing factors.

JAMES D. HODGSON               NORMAN PERLMUTTER              ROCCO C. SICILIANO

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder return for UTV, the Standard & Poor's ("S&P") 500 Stock Index and the S&P Broadcast-500 index, assuming the investment of $100 in each in December 1993 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

                            UNITED TELEVISION, INC.
                    TOTAL RETURN TO SHAREHOLDERS: 1993-1998
                           [UNITED TELEVISION CHART]

                                   DEC. 93    DEC. 94    DEC. 95    DEC. 96    DEC. 97    DEC. 98
UNITED TELEVISION INC............    100      131.33     219.24     210.40     255.21     283.84
BRDCAST (TV, RADIO, CABLE)-. 500     100       92.85     121.55      99.63     163.92     254.30
S&P 500 INDEX....................    100      101.32     139.40     171.40     228.59     293.91

     Pursuant to SEC rules, the material under the captions Board Compensation Committee Report on Executive Compensation and Performance Graph is not to be deemed "soliciting material" nor "filed" with the SEC. It is specifically excluded from any material which is incorporated by reference in UTV filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

COMPENSATION OF DIRECTORS

     Each director who is not a UTV employee receives a retainer of $35,000 per year, except that the Chairman's fee is $85,000, plus $7,500 per annum for service on each of the Audit Committee, the Compensation Committee, and the Retirement Board, which administers the Employees' Retirement Plan. Pursuant to the 1995 Director Stock Option Plan, each director who is not a UTV employee is granted, on each annual meeting date, a five-year option to purchase 1,000 shares of UTV Common Stock at a price per share equal to the market price on the date of grant. In addition, for 1998, Mr. Roycroft received $12,500 and Mr. Hodgson received $10,000 for their services as Chairman and member, respectively, of a special committee to consider the sale of BHC Class A Common Stock held by UTV to BHC, as described in Certain Relationships and Related Transactions, below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, UTV sold to BHC 226,503 shares of BHC Class A Common Stock held by UTV since 1990, when BHC became a public company. BHC paid $138.00 per share ($31,257,400 in total), the closing market price per share on the date of sale, for the shares.

     During 1998, UTV and BHC together engaged in the joint production with third parties of original television programming. UTV and BHC have entered into a tax sharing agreement, pursuant to which state income tax returns will be filed on a combined basis, but the incidence of tax will be borne, as between UTV and BHC, as if UTV had filed as a stand-alone entity.

     During each of the three years beginning in 1996, UTV paid to Chris-Craft the UTV Chairman's fee of $85,000 that otherwise would have been payable to John
C. Siegel or Herbert J. Siegel, and directors' fees of $35,000 that otherwise would have been payable to each of Herbert J. Siegel or John C. Siegel, and Lawrence R. Barnett had they not been employed by Chris-Craft as employees or as a consultant.

     Employment agreements with Garth S. Lindsey and Thomas L. Muir that have expired, except for severance arrangements, provide that, if UTV terminates such officer's employment without cause, it will either give him 90 days' advance notice of termination or a severance payment equal to 13 weeks' salary at his then current rate. In addition, UTV will pay him a severance payment equal to 25 weeks' salary at his then current rate.

     Laurey J. Barnett, who is a daughter of Lawrence R. Barnett, Vice Chairman of UTV, continued during 1998 to serve UTV as Vice President and Director of Programming. Her salary and bonus for 1998 appear in the Summary Compensation Table, and Ms. Barnett's employment continues in the same capacity and on essentially the same terms, except that her salary is $185,000.

     A son of Lawrence R. Barnett, a director of Chris-Craft and UTV, is a principal of the firm of Gipson Hoffman & Pancione, which performed legal services for UTV during 1998 and is expected to perform similar services during 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     UTV's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of UTV equity securities with the SEC. Copies of those reports must also be furnished to UTV. Based solely on a review of the copies of reports furnished to UTV and written representations that no Forms 5 were required, UTV believes that, during 1998, all filing requirements applicable to directors and executive officers were timely complied with.

                             1999 STOCK OPTION PLAN

     The Board of Directors has adopted the 1999 Stock Option Plan (the "1999 Plan"), subject to stockholder approval. The Board of Directors believes that the 1999 Plan is desirable to attract and retain the best available talent and to encourage the highest level of performance.

     The 1999 Plan is set forth as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by this reference thereto.

     Under the 1999 Plan, options to purchase an aggregate of 500,000 shares of UTV Common Stock, $.10 par value, may be granted from time to time to employees, including officers and directors who are employees, of UTV or of any parent or subsidiary of UTV who have been so employed for at least one year at the end of the fiscal year ended immediately prior to the grant of the option (provided that the Board of Directors may authorize the grant of options to an employee who has not served for such period). The aggregate number of shares which may be subject to options granted to any one employee within any period of three years shall not exceed 100,000 shares. Approximately 100 persons, including 5 executive officers, are expected to participate in the 1999 Plan.

     The 1999 Plan is to be administered by a committee (the "Committee"), appointed by the Board of Directors, which will consist of at least two non-employee directors. The Committee is generally empowered to interpret the 1999 Plan, to prescribe rules and regulations relating thereto, to determine the terms of option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted and to determine the number of shares subject to each option granted.

     The per share exercise price of each option is established by the Committee and in each instance will not be less than the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of UTV or any of its parent or subsidiary corporations (a "10% Holder")). Upon exercise of an option, the optionee may pay the purchase price with securities of UTV previously acquired by him, if so permitted by the Committee or by the related option agreement.

     Options will be exercisable for a term determined by the Committee, which term will not be greater than ten years from the date of grant (five years for ISOs granted to a 10% Holder). Generally, an option will become exercisable, as to one-third of the number of the shares covered thereby, cumulatively upon each anniversary of the date of the grant. Except in the event of certain terminations of employment or death or permanent and total disability, no option may be exercised unless the holder thereof is then an employee of UTV or any parent or subsidiary corporation. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or his guardian or legal representative.

     Options granted pursuant to the 1999 Plan may be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"). The 1999 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of UTV and any parent or any subsidiary corporation) may not exceed $100,000.

     Stock appreciation rights ("SARs") may also be awarded to holders of options granted under the 1999 Plan at any time prior to the exercise in full of the related options and on the same terms and conditions. A SAR permits a holder of a related option to surrender the option with respect to all or any part of the shares covered thereby and to receive from UTV in exchange therefor a payment having an aggregate value equal to the Right Value of one share multiplied by the number of shares as to which the related option is surrendered. Payment may be made in the form of cash or Common Stock, in the discretion of the Committee. The Right Value of a share is the greater of (A) the amount by which the fair market value of one share when the SAR is exercised exceeds the option price per share and (B) the amount by which the book value of one share when the SAR is exercised exceeds the book value of one share when the related option was granted, except that if the related option is an ISO, the Right Value is determined only pursuant to clause (A). Each SAR is exercisable for the same term and terminates under the same conditions as the related option.

     An option shall expire three months after termination of employment, unless extended by the Committee, in its sole discretion and at the employee's request, prior to the end of such three-month period, and except that a non-ISO option held by an employee who continues to serve UTV as a consultant will continue in effect, but, in either case, not beyond the date that the option would have, by its terms, expired. An option shall nonetheless terminate immediately upon termination of employment by UTV for cause or voluntarily by the employee without UTV's consent.

     The number of shares subject to option and the exercise price of options are subject to adjustment or cash settlement in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers and similar events or a change in control of UTV.

     The Board of Directors may suspend, terminate, modify or amend the 1999 Plan, provided, however, that (except for adjustments by reason of stock dividends, recapitalizations, mergers and similar events) any increase in the aggregate number of shares issuable upon the exercise of options, any reduction in the purchase price of the Common Stock covered by any option, any extension of the period during which options may be granted or increase in the maximum term of options, and any material modification in the requirements as to eligibility for participation in the 1999 Plan shall be subject to the approval of stockholders. No suspension, termination, modification or amendment of the 1999 Plan may adversely affect an optionee's rights under an option theretofore granted without the consent of the optionee.

     The 1999 Plan also authorizes the Board of Directors to cause UTV or any parent or subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks, which guaranties may be secured in whole or in part by assets of UTV or any subsidiary corporation, to any eligible participant in the 1999 Plan who shall have been employed by UTV or any subsidiary for at least two years at the end of the fiscal year ending immediately prior to arranging such financing, but the Board of Directors may in any specific case authorize financing for an employee who has not served for such period. Such financing shall be for the purpose of providing funds for the purchase by such person of Common Stock pursuant to the exercise of an option, for payment of taxes incurred in connection therewith or otherwise to purchase or carry a stock investment in UTV. The maximum amount of UTV's liability in connection with all such financing outstanding at any time will not exceed $2,500,000. Each loan will bear interest. Each recipient of financing will be personally liable for the full amount of all financing extended to him. If authorized, such financing will be administered by a special committee of the Board consisting of not less than two directors, each of whom shall be a non-employee director.

     No option may be granted under the 1999 Plan or financing given or arranged after February 22, 2009, provided that financing given or arranged prior thereto may remain outstanding in accordance with such terms and conditions as may have been established by the Board of Directors or the committee administering such financing under the 1999 Plan.

     On March 19, 1999 the closing sale price of the Common Stock as reported on the NASDAQ National Market System was $105.25 per share.

TAX CONSEQUENCES

     UTV has been advised as follows regarding the federal income tax consequences with respect to stock options, ISOs, SARs and payment in stock of the exercise price of options under the 1999 Plan.

     Optionees will not be taxed upon the grant of an option or a SAR. Except as noted below, at the time of exercise of an option other than an ISO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares over the option price, and UTV will generally be entitled to a deduction in the same amount. The shares acquired pursuant to the exercise of an option other than an ISO will have a basis to the optionee equal to their fair market value on, and a holding period measured from, the date of exercise.

     At the time of exercise of an ISO, the optionee will realize no income, and UTV will not be entitled to any deduction; the optionee, however, will generally have an item of adjustment to income, for purposes of calculating the alternative minimum tax, equal to the excess of the fair market value of the shares at such time over the option price. Upon exercise of a SAR, the optionee will be taxed at ordinary income rates on the amount of cash received or the fair market value of shares acquired, and UTV generally will be entitled to a deduction in the same amount.

     Upon the sale of a share acquired pursuant to the exercise of an option other than an ISO, any gain or loss will result in a capital gain or capital loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share sold is a capital asset in the hands of the holder. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will result in a capital gain or loss measured by the difference between the amount realized on such sale and the exercise price, provided that the share sold is a capital asset in the hands of the holder. Such capital gain or loss will be long term gain or loss if at the time of sale the optionee held the share at least one year after its issuance to him following exercise and at least two years since the grant of the option. In the case of a disposition of a share having a shorter holding period (a "Premature Disposition"), a portion (or all) of such gain will be taxed at ordinary income rates to the extent of the lesser of (a) the excess of the fair market value of the share at the time of exercise over the option price and (b) the gain on the sale, and UTV will be entitled to a deduction in the same amount. Any excess of the amount realized over the fair market value of the share at the time of exercise will be short-term capital gain.

     If an optionee uses previously acquired shares of Common Stock to pay the exercise price of a stock option, the optionee will not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received does not exceed the number of shares so used. If non-recognition treatment applies to the payment for optioned shares with previously acquired shares, the tax basis and holding period of shares received without recognition of taxable income will be determined by reference to the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, where an ISO is being exercised, such excess shares will have a zero basis in the hands of the holder; where an option other than an ISO is being exercised, the optionee will be required to include in gross income (and UTV will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares, and the holding period will be measured from the exercise date.

     Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the ISO rules (i.e., the stock is "Immature ISO Shares"), then such transfer will be treated as a Premature Disposition. Accordingly, with respect to the shares so transferred, the optionee will recognize ordinary income under the rules governing Premature Dispositions discussed earlier in this section. However, the shares so acquired upon exercise of the ISO can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled. By contrast, if Immature ISO Shares are transferred in connection with the exercise of an option other than an ISO, the transfer is not treated as a Premature Disposition. Instead, the number of shares issued upon exercise of the option equal to the number of delivered Immature ISO Shares retain the status of Immature ISO Shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1999 STOCK
                                  OPTION PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

     The stockholders are to take action upon ratification of the selection of PricewaterhouseCoopers as auditors of UTV for its fiscal year ending December 31, 1999. Representatives of PricewaterhouseCoopers are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. PricewaterhouseCoopers was the independent accountant for UTV for its fiscal year ended December 31, 1998. If the selection of PricewaterhouseCoopers is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by UTV at its principal executive offices by November 30, 1999. The persons named on the form of proxy to be sent in connection with the solicitation of proxies on behalf of UTV's Board of Directors for UTV's 2000 annual meeting of stockholders will vote in their own discretion on any matter as to which UTV shall not have received notice by February 15, 2000.

                                    GENERAL

     UTV'S 1998 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO GARTH S. LINDSEY, SECRETARY, UNITED TELEVISION, INC., 132 S. RODEO DRIVE, FOURTH FLOOR, BEVERLY HILLS, CALIFORNIA 90212-2425.

     UTV will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names, and UTV will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies may also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of UTV, who will receive no additional compensation therefor. UTV has engaged D.F. King & Co., Inc. to solicit proxies and distribute materials to brokers, banks, custodians and other nominee holders and will pay approximately $5,000 for these services, in addition to reimbursement of certain expenses.

                                          By Order of the Board of Directors,

                                               GARTH S. LINDSEY, Secretary

                                                                       EXHIBIT A

                            UNITED TELEVISION, INC.

                             1999 STOCK OPTION PLAN

1.  PURPOSE OF THE 1999 PLAN.

     United Television, Inc. (the "Corporation") desires to attract and retain the best available talent and to encourage the highest level of performance. The 1999 Stock Option Plan (the "1999 Plan") is intended to contribute significantly to the attainment of these objectives, by affording eligible employees of the Corporation or any of its parent or subsidiary corporations the opportunity to acquire and to increase their proprietary interests in the Corporation and by providing incentives for such employees to put forth maximum efforts for the success of the business.

2.  SCOPE AND DURATION OF THE 1999 PLAN.

     Under the 1999 Plan, options ("Options") to purchase Common Stock, par value $.10 per share ("Common Stock"), and stock appreciation rights ("Rights"), may be granted. Rights may be granted only in association with Options. Options may, at the time of grant, also be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"). The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Corporation and any parent corporation or any of its subsidiary corporations), may not exceed $100,000.

     The aggregate number of shares of Common Stock reserved for grant from time to time under the 1999 Plan is 500,000, which shares may be authorized but unissued shares or shares which shall have been or which may be reacquired by the Corporation. The aggregate number of shares which may be subject to Options granted to any one employee within any period of three years under the 1999 Plan shall not exceed 100,000 shares. Such aggregate numbers shall be subject to adjustment as provided in paragraph 12. If an Option shall expire or terminate for any reason without having been exercised in full or surrendered in full in connection with the exercise of a Right, the shares represented by the portion thereof not so exercised or surrendered shall (unless the 1999 Plan shall have been terminated) become available for other Options to be granted under the 1999 Plan. The 1999 Plan shall become effective upon approval by the stockholders of the Corporation as provided in paragraph 13. No Option or Right shall be granted under the 1999 Plan after February 22, 2009. The grant of an Option or a Right is sometimes referred to herein as an award thereof.

3.  ADMINISTRATION OF THE 1999 PLAN

     The Board of Directors shall appoint a 1999 Plan Committee (the "Committee") to administer the 1999 Plan, except as otherwise specifically provided in the 1999 Plan. The Committee shall consist of not less than two members of the Board of Directors who are Non-Employee Directors (as hereinafter defined). The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

     The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1999 Plan, to direct the grant of Options, to determine the number of shares and purchase price of the Common Stock covered by each Option, the employees to whom, and the time or times at which, Options shall be granted and may be exercised; to designate Options as ISOs; to direct the grant of Rights in connection with any Option; to interpret the 1999 Plan; to prescribe, amend and rescind rules and regulations relating to the 1999 Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options or Rights may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"); to determine the terms and provisions of, and to cause the Corporation to enter into, agreements with employees in connection with awards made under the 1999 Plan ("Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; to amend any such Agreements from time to time, with the consent of the optionee; and to make all other determinations it may deem necessary or advisable for the administration of the 1999 Plan. Any interpretation or determination made by the Committee pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the 1999 Plan.

     The Committee shall hold its meetings at such times and places as it shall deem advisable. Members may participate in meetings through conference telephone or similar arrangements. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as the Committee may deem advisable and may employ (or authorize any person to whom it has delegated duties as aforesaid to employ) one or more persons to render advice with respect to any responsibility the Committee (or such person) may have under the 1999 Plan.

4.  ELIGIBILITY: FACTORS TO BE CONSIDERED IN GRANTING AWARDS.

     Options may be granted only to employees (including officers and directors who are employees) of the Corporation or of any parent or subsidiary corporation who shall have been so employed for a period of at least one year at the end of the fiscal year ended immediately prior to the grant; provided that the Board of Directors may, in any specific case, authorize an award to an employee who shall not have served for such period. In determining the persons to whom awards shall be made and the number of shares to be covered by each option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation or any parent or subsidiary corporation, the anticipated number of years of effective service remaining, and such other factors as the Committee, in its discretion, shall deem relevant in connection with accomplishing the purposes of the 1999 Plan. No person shall be eligible for an Option grant if he shall have filed with the Secretary of the Corporation an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Corporation an instrument of revocation, which revocation will be deemed effective upon such filing. Subject to the provisions of paragraph 2, more than one award under the 1999 Plan may be made to any employee.

5.  OPTION PRICE.

     The purchase price per share of the Common Stock covered by each Option shall be established by the Committee, but in no event shall it be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date the Option is granted.

     In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Corporation or of its parent or a subsidiary corporation (a "10% Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

6.  TERM OF OPTIONS.

     The term of each Option shall be fixed by the Committee, but in no event shall it be more than 10 years from the date of grant, subject to earlier termination as provided in paragraph 10. The term of an ISO granted to a 10% Holder shall be no more than 5 years from the date of grant. The term of any Option may be extended from time to time by the Committee, provided that no such extension shall extend the term beyond 10 years from the date of grant.

7.  EXERCISE OF OPTIONS.

     (a) Subject to the provisions of the 1999 Plan, an Option granted under the 1999 Plan shall become fully exercisable on the third anniversary of the date of grant. Prior thereto, each Option shall become exercisable as to one-third of the number of shares originally covered thereby upon the first anniversary of the date of the grant of the Option; and as to an additional one-third upon the second anniversary of the date of the grant of the Option. Such installments shall be cumulative. Notwithstanding the foregoing, at any time subsequent to the first anniversary of the date of grant, the Committee may declare any Option immediately and fully exercisable, and Options shall automatically become fully exercisable upon the normal retirement of an optionee as provided in paragraph 10.

     (b) An Option may be exercised as to any or all full shares as to which the Option is then exercisable; provided that an Option may not be exercised as to fewer than 100 shares (or less than all the shares as to which the Option is then exercisable, if fewer than 100 shares).

     (c) The purchase price of the shares as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided that, if permitted by the related Agreement or by the Committee, the purchase price may be paid, in whole or in part, by surrender or delivery to the Corporation of securities of the Corporation having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, the optionee shall, upon notification of the amount due and prior to or concurrently with delivery to the optionee of a certificate representing such shares, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements.

     (d) Except as provided in paragraphs 10 and 11, no Option may be exercised unless the optionee is then an employee of the Corporation or any parent or subsidiary corporation and has remained in the continuous employ of the Corporation or any parent or subsidiary corporation or any combination thereof for one year from the date of grant.

     (e) No person shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

8.  AWARD AND EXERCISE OF RIGHTS.

     (a) A Right may be awarded by the Committee in association with any Option either at the time such Option is granted or at any time prior to the exercise, termination or expiration of such Option. Each such Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent such Option is exercisable, and the Right Value, as hereinafter defined, is a positive amount.

     (b) A Right shall entitle the optionee to surrender to the Corporation unexercised the related Option (or any portion or portions thereof which the optionee from time to time shall determine to surrender for this purpose) and to receive in exchange therefor, subject to the provisions of the 1999 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the Right Value of one share, as hereinafter defined, and (B) the number of shares covered by the Option, or portion thereof, that is surrendered. For purposes of the 1999 Plan, the Right Value of one share shall be the greater of (x) the excess of (i) the fair market value of one share on the date on which the Right is exercised, over (ii) the option price per share of the surrendered Option, or
(y) the excess of (i) the book value of one share as of the last day of the fiscal quarter of the Corporation ended immediately prior to the date on which the Right is exercised, over (ii) the book value of one share as of the last day of the fiscal quarter of the Corporation ended immediately prior to the date of the grant of the surrendered Option, except that if the surrendered Option is an ISO, the Right Value shall be determined only pursuant to (x). For purposes of the 1999 Plan, the book value of one share shall be determined by dividing the Shareholders' Investment at the relevant date (after eliminating such portion of such Shareholders' Investment as the Committee shall determine to be applicable to securities of the Corporation other than Common Stock) by the number of shares issued and outstanding at such date. The Committee may also make such adjustments to Shareholders' Investment as the Committee, in its sole discretion, shall consider appropriate, in view of the purpose of the 1999 Plan, to reflect any unusual or non-recurring transaction or any extraordinary income or expense item. The date on which the Committee or the Corporation shall receive notice from the optionee of the exercise of a Right shall be considered the date on which the Right is exercised.

     Upon exercise of a Right, an optionee shall indicate to the Committee what portion of the payment he desires to receive in cash and what portion in shares of Common Stock of the Corporation; provided, that the Committee shall have sole discretion to determine in any case or cases that payment will be made in the form of all cash, all shares, or any combination thereof. If the optionee is to receive a portion of such payment in shares, the number of shares shall be determined by dividing the amount of such portion by the fair market value of one share on the date on which the Right is exercised. The number of shares which may be received pursuant to the exercise of a Right may not exceed the number of shares covered by the related Option, or portion thereof, that is surrendered. No fractional share will be issued, but instead cash will be paid for any such fractional share.

     No payment will be required from the optionee upon exercise of a Right, except that the optionee shall, upon notification of the amount due and prior to or concurrently with delivery to the optionee of cash or a certificate representing shares, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements, and the Corporation shall have the right to deduct from any payment any taxes required by law to be withheld by the Corporation with respect to such payment.

     (c) Upon exercise of a Right, the number of shares subject to exercise under the related Option shall automatically be reduced by the number of shares represented by the Option, or portion thereof, that is surrendered. Shares subject to Options, or portions thereof, that are surrendered in connection with the exercise of Rights shall not be available for subsequent Option grants under the 1999 Plan.

     (d) Whether payments upon exercise of Rights are made in cash, shares or a combination thereof, the Committee shall have discretion as to the timing of the payments, including whether payment shall be made in a lump sum or in installments, but payment may not be deferred beyond the first business day of the fifteenth calendar month next following the month of exercise of a Right. Deferred payments may bear interest at a rate determined by the Committee. The Committee may make such other further provisions and adopt such rules and regulations as it shall deem appropriate, not inconsistent with the 1999 Plan, related to the timing of the exercise of a Right and the determination of the form and timing of payment to the optionee upon such exercise.

9.  NON-TRANSFERABILITY OF OPTIONS AND RIGHTS.

     Options and Rights granted under the 1999 Plan shall not be transferable, other than by will or the laws of descent and distribution, and Options and Rights may be exercised, during the lifetime of the optionee, only by the optionee, or by his guardian or legal representative.

10.  TERMINATION OF RELATIONSHIP TO THE CORPORATION.

     (a) In the event that any optionee shall cease to be an employee of the Corporation and of any parent or subsidiary corporation, other than by reason of death or permanent and total disability, any Option held by such optionee may be exercised (to the extent that the optionee was entitled to exercise such Option at the termination of such employment) at any time within three months after such termination or such later date as the Committee, in its sole discretion shall determine at employee's request prior to the end of such three-month period, but, in either case, not later than the date on which the Option, by its terms, otherwise would have expired; provided, however, that any Option held by an employee whose employment shall be terminated either (A) by the Corporation for cause or (B) voluntarily by the employee and without the consent of the Corporation or any parent or subsidiary corporation (which consent shall be presumed in the case of normal retirement), shall, to the extent not theretofore exercised, forthwith terminate. Notwithstanding the provisions of paragraph 7 specifying the installments in which an Option shall be exercisable, upon an optionee's actual retirement at any time subsequent to the first anniversary of the grant of the Option, the Option shall be exercisable (within the time periods set forth is this paragraph 10(a)) as to all shares of Common Stock remaining subject to the Option; provided, however, such acceleration shall not be applicable if the optionee retires prior to his normal retirement date and without the consent of the Corporation.

     (b) Awards made under the 1999 Plans shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Corporation, or any parent or subsidiary corporation.

     (c) Any Agreement may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates for purposes of the 1999 Plan and the effect of leaves of absence, which provisions may vary from one another. Without limiting the foregoing, any Agreement may provide, for purposes of paragraphs 7(a), 10 and 11, that, with respect to the award of non-ISO Options to which the Agreement relates, the optionee's employment shall be deemed not to terminate upon, and such optionee shall be deemed to continue to be employed until, the termination of the optionee's engagement as a consultant, if such engagement commences within three months after the optionee ceases to be an employee.

     (d) Nothing in the 1999 Plan or in any award made pursuant to the 1999 Plan shall confer upon any employee any right to continue in the employ of the Corporation or any parent or subsidiary corporation or affect the right of the Corporation or such parent or subsidiary corporation to terminate his employment at any time.

11.  DEATH OR DISABILITY OF OPTIONEE.

     If an optionee shall become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code or die, while he is employed by the Corporation or any parent or any subsidiary corporation, or within three months after the termination of his employment (other than termination for cause or voluntarily on the part of the optionee and without the consent of the Corporation or such parent or subsidiary corporation), any Option owned by such optionee may be exercised, as set forth in the related Agreement, by the guardian or legal representative or the optionee's estate or transferee by will or laws of descent and distribution, within nine months after the earlier of the death or commencement of permanent and total disability of the optionee, or such later date as the Committee, in its sole discretion shall determine at the request of such guardian, legal representative, estate, or transferee prior to the end of such nine-month period, but in either case, not later than the date on which the Option, by its terms, otherwise would have expired.

12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     Notwithstanding any other provision in the 1999 Plan, each Agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares covered by such Option, the exercise prices and the number of shares as to which Options shall be exercisable at any time, and appropriate changes in Rights related to such Options, in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, reverse splits, recapitalizations, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number of shares as to which Options may be granted under the 1999 Plan and to any employee shall be appropriately adjusted by the Committee, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7(b) with respect to the minimum number of shares that must be purchased upon any exercise.

     Immediately prior to the occurrence of a dissolution, liquidation, merger or consolidation of the Corporation, sale of all or substantially all of the assets of the Corporation or change in control of the Corporation (collectively, a "Change Event"), as a result of which the outstanding Common Stock shall become convertible into or exchangeable for any other security or property (other than cash), if the Committee shall so determine, each outstanding Option shall automatically be converted into the right to purchase, on substantially the same terms as otherwise set forth in the related Agreement, the amount of such other security or property as a number of shares of Common Stock equal to the number of shares of Common Stock subject to such Option immediately prior to the operation of this sentence ("Option Shares") shall become convertible or for which such number of shares of Common Stock shall become exchangeable, at a purchase price per unit of such other security or property bearing the same ratio to the purchase price of one Option Share as the number of Option Shares shall bear to the number of units of such other security for which the Option shall, by operation of this sentence, become exercisable (subject, in the case of an ISO, to such further adjustment as may be appropriate to preserve the ISO status of the ISO). In the event that a Change Event to which the preceding sentence shall not apply shall have occurred or is about to occur, or in the event a Change Event applicable to a subsidiary corporation of the Corporation shall have occurred or is about to occur, then, if the Committee shall so determine, each Option outstanding under the 1999 Plan, if such Change Event shall apply to the Corporation, or each Option held by any employee of such subsidiary corporation, shall be terminated upon the occurrence of such Change Event, and the Corporation shall pay to each holder of such terminated Option an amount equal to the Right Value of one share as of the close of business on the trading day immediately preceding the date of occurrence of such Change Event multiplied by the number of shares of Common Stock subject to such Option immediately prior to its termination.

     For purposes of the 1999 Plan, the term "change in control" means an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement pursuant to
Schedule 14A or 14C promulgated under the Exchange Act.

     The determination as to whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the persons who shall have constituted the Committee immediately prior to the occurrence of the event or series of events constituting such change in control.

13.  EFFECTIVENESS OF THE 1999 PLAN.

     The 1999 Plan shall become effective upon the approval thereof by a majority of the votes properly cast thereon at a meeting of stockholders of the Corporation duly called and held. The Committee thereafter may, in its discretion, make awards under the 1999 Plan, the exercise of which shall be expressly subject to the conditions that at the time of exercise a Registration Statement under the Securities Act of 1933 with respect to the shares of Common Stock reserved for purposes of the 1999 Plan shall be effective, or other provision satisfactory to the Committee shall have been made so that shares may be issued without violation of such Act.

14.  TERMINATION AND AMENDMENT OF THE 1999 PLAN.

     The Board of Directors of the Corporation may at any time prior to the termination of the 1999 Plan, suspend, terminate, modify or amend the 1999 Plan; provided that any increase in the aggregate number of shares reserved for issuance upon the exercise of Options, any increase in the maximum number of shares for which Options may be granted to any employee during any period, any reduction in the purchase price of the Common Stock covered by any Option, any extension of the period during which Options may be granted or increase beyond ten years in the maximum term of Options, any change in the formula for determining the amount payable upon exercise of a Right, or any material modification in the requirements as to eligibility for participation in the 1999 Plan, shall be subject to the approval of stockholders in the manner provided in paragraph 13, except that any such increase, reduction or change that may result from any adjustment authorized by paragraph 12 or any adjustment based on any amendment of the Exchange Act, the Code or change in any regulation promulgated thereunder (to the extent permitted by the Exchange Act, the Code, the Securities and Exchange Commission, or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the 1999 Plan may, without the consent of the holder of an outstanding option, adversely affect the rights of such holder.

15.  FINANCING FOR INVESTMENT IN STOCK OF THE CORPORATION.

     Until February 22, 2009, the Board of Directors may cause the Corporation or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks, which guaranties may be secured in whole or in part by assets of the Corporation or any subsidiary, to any employee of the Corporation or any parent corporation or any subsidiary corporation who shall have been so employed for a period of at least two years at the end of the fiscal year ended immediately prior to arranging such financing; but the Board of Directors may, in any specific case, authorize financing for an employee who shall not have served for such period. Such financing shall be for the purpose of providing funds for any one or more of: the purchase by the employee of shares pursuant to the exercise of an Option; the payment of taxes incurred in connection with such exercise; or otherwise purchasing or carrying a stock investment in the Corporation. The maximum amount of liability incurred by the Corporation and its subsidiaries in connection with all such financing outstanding at any time shall not exceed $2,500,000. Each loan shall bear interest at a rate that shall not be less than the lowest rate which avoids imputation of interest at a higher rate under the Code. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board of Directors that such financing may reasonably be expected to benefit the Corporation, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and By-Laws of the Corporation or such subsidiary, and applicable laws.

     If any such financing is authorized by the Board of Directors, such financing shall be administered by a special committee of the Board to be denominated the Stock Investment Financing Committee. Such Committee shall consist of not less than two directors, each of whom shall be a Non-Employee person.

16.  SEVERABILITY.

     In the event that any one or more provisions of the 1999 Plan or any Agreement, or any action taken pursuant to the 1999 Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the 1999 Plan or of such or any other Agreement, but in such particular jurisdiction and instance the 1999 Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

17.  EFFECT ON PRIOR OPTION PLANS.

     The adoption of the 1999 Plan shall have no effect on outstanding options previously granted by the Corporation.

18.  CERTAIN DEFINITIONS.

     (a) The term "parent corporation" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

     (b) The term "Non-Employee Director" shall mean a director who is both a "Non-Employee Director" within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Code Section 162(m).

     (c) The term "fair market value" of a share of Common Stock shall mean as of the date on which such fair market value is to be determined the closing price of a share of Common Stock as reported in the Wall Street Journal (or a publication deemed equivalent to The Wall Street Journal for such purpose by the Committee) for the national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

                                                                      0921-PS-99

                                     PROXY

                            UNITED TELEVISION, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     Lawrence R. Barnett, Garth S. Lindsey and John C. Siegel, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of United Television, Inc. that the undersigned would be entitled, if personally present, to vote at its 1999 annual meeting of stockholders and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side and in the notice of annual meeting and the proxy statement.

                           CONTINUED ON REVERSE SIDE

                 PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE
                              AND RETURN PROMPTLY

SEE REVERSE SIDE                                                SEE REVERSE SIDE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

1. Election of Directors.

   NOMINEES: John C. Siegel and Evan C Thompson

                                            AUTHORITY
              FOR                           WITHHELD
              ALL                           AS TO ALL
         NOMINEES  [ ]                  [ ] NOMINEES

[ ] ______________________________________________
    For all nominees except as noted above

                                                             FOR AGAINST ABSTAIN
2. Adoption of the 1999 Stock Option Plan.                   [ ]   [ ]     [ ]

3. Selection of PricewaterhouseCoopers LLP as auditors       [ ]   [ ]     [ ]


MARK HERE IF YOU PLAN TO ATTEND THE MEETING        [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]

Please sign below exactly as your name appears hereon. If the named holder is a corporation, partnership, or other association, please sign its name and add your name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.


Signature:__________________ Date:_____  Signature:__________________ Date:_____